UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 15, 2025

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 73-391-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Exchange Agreement

On December 15, 2025 (the “Effective Date”), Viewbix Inc. (the “Company”) entered into a securities exchange agreement (the “Agreement”) with Quantum X Labs Ltd., an Israeli company (“Quantum”), and certain of the shareholders of Quantum (the “Quantum Shareholders”), pursuant to which the Company agreed to issue to the Quantum Shareholders an aggregate of up to 40.0% of the Company’s issued and outstanding capital stock as of the Effective Date, inclusive of the 800,000 shares of the Company’s common stock issuable by the Company in a private placement pursuant to the securities purchase agreement, dated November 5, 2025, between the Company and each purchaser identified on the signature pages thereto (the “Private Placement Shares”), consisting of (i) up to 2,666,000 shares of the Company’s common stock, representing 19.99% of the Company issued and outstanding capital stock (the “Viewbix Exchange Shares”), inclusive of the Private Placement Shares, and (ii) pre-funded warrants to purchase up to 4,447,595 shares of the Company’s common stock, representing the balance of the up to 40.0%, as of the Effective Date, less the Viewbix Exchange Shares (the “Viewbix Exchange Pre-Funded Warrants” and together with the Viewbix Exchange Shares, the “Viewbix Exchange Securities”), in exchange for up to 100%, but not less than 85%, of Quantum’s issued and outstanding share capital on a fully diluted and post-closing basis, equal to up to 589,319 of Quantum’s ordinary shares (the “Quantum Exchange Securities” and together with the Viewbix Exchange Securities, the “Exchange Securities”) (the “Acquisition”).

The completion of the Acquisition and the issuances of Exchange Securities are expected to occur within 90 calendar days of the Effective Date (such date, the “Closing Date”) and are subject to final due diligence, regulatory approvals, the approval of the Company’s stockholders in accordance with applicable rules or regulations of the Nasdaq Stock Market LLC, a number Quantum Shareholders holding at least 85% of Quantum’s share capital on a fully diluted basis having executed the Agreement or other shareholders of Quantum (each an “Additional Quantum Shareholder”) becoming party to the Agreement at a later date, but prior to the Closing Date, by executing a joinder (the “Joinder”), and customary closing conditions. Upon the closing of the Acquisition, Quantum would become a subsidiary of the Company.

In addition, pursuant to the Agreement, the Company may issue up to 12,702,847 additional shares of the Company’s common stock or pre-funded warrants to purchase shares of the Company’s common stock (collectively, the “Earn-Out Securities”), upon the achievement of certain milestones as follows: (i) the issuance of up to 1,975,998 Earn-Out Securities upon the submission of five (5) patent applications including provisional applications in total, across at least three (3) distinct sub-fields within the quantum sector, by the Quantum or any of its Portfolio Companies (as defined in the Agreement) during the 18-month period following the Closing Date, (ii) the issuance of up to 3,436,519 Earn-Out Securities upon the closing of listing, public offering, or an M&A Transaction of any Portfolio Company of Quantum, at a pre-money valuation of no less than $20 million during the twenty four-month period following the Closing Date, and (iii) the issuance of up to 7,290,330 Earn-Out Securities upon the earlier of: (1) a capital raise of at least $10 million into either the Company or Quantum at a pre-money valuation of no less than $250 million; or (2) closing of any M&A Transaction Quantum, at a pre-money valuation not less than $250 million during the 48-month period following the Closing Date. Subject to the Agreement, the Earn-Out Securities may become issuable to the Quantum Shareholders only following the 12-month anniversary of the Closing Date, and only upon achievement of the applicable earn-out milestones set forth above.

At any time prior to the Closing Date, an Additional Quantum Shareholder that does execute the Agreement on the Effective Date may become a party to the Agreement by executing a Joinder to be delivered to the Company and Quantum. Upon delivery of a fully executed Joinder, such Additional Quantum Shareholder shall become a party to the Agreement for all purposes with respect to its Quantum Exchange Shares, and shall be bound by all applicable terms, conditions, covenants, representations, warranties and obligations contained in the Agreement as if an original signatory thereto.

The Viewbix Exchange Shares and the shares of common stock issuable upon the exercise of the Viewbix Exchange Pre-Funded Warrants issuable to the Quantum Shareholders will be subject to a 12-month lock-up period following the Closing Date, subject to certain exceptions. The Viewbix Exchange Pre-Funded Warrants and the pre-funded warrants issuable as Earn-Out Securities will be immediately exercisable upon issuance at an exercise price of $0.0001 per share and will not expire until exercised in full. In connection with a request for a tax ruling with the Israeli Tax Authority, the shares of the Company’s common stock issued at the closing shall be held in escrow for 30 days from the closing for the benefit of the Quantum Shareholders.

The Agreement contains customary representations, warranties and agreements by each of the Company, Quantum and Quantum Shareholders. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Agreement and the Pre-Funded Warrants are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”)and are incorporated by reference herein.

Warning Concerning Forward Looking Statements

This Current Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. For example, this Current Report states that the completion of the Acquisition is subject to various conditions and contingencies as are customary in transactions of such nature in the United States. The Company is using forward-looking statements when it discusses the completion of final due diligence, regulatory approvals, approval by the Company’s stockholders and the satisfaction of customary closing conditions. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities.

The information regarding the issuance of securities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of common stock described in this Item 3.02 of this Current Report on Form 8-K have been or will be issued in reliance upon the exemption from the registration requirements in Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1*	Form of Securities Exchange Agreement, by and between Viewbix Inc., Quantum X Labs Ltd. and the shareholders of Quantum X Labs Ltd., dated December 15, 2025
10.2	Form of Pre-Funded Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: December 15, 2025